Blue Owl Capital Inc. First Quarter 2023 Results

NEW YORK (May 4, 2023) – Blue Owl Capital Inc. (NYSE:OWL) (“Blue Owl”) today reported its financial results for the first quarter ended March 31, 2023.
"Blue Owl continued to generate steady and significant growth, with management fees and AUM increasing more than 40% on a year over year basis despite significant market volatility during the last few quarters. We believe this past quarter has continued to demonstrate the benefits of having permanent capital, which becomes incrementally more valuable when liquidity becomes scarce," said Doug Ostrover, CEO of Blue Owl. "Our business has been built around sticky, durable capital and recurring management fees, creating substantial predictability in our growth profile. And our strategies are focused on providing differentiated returns for investors through income generation, principal preservation, and inflation mitigation – characteristics that we expect to be very in demand during market environments such as these. We feel well positioned to navigate the current landscape and to continue to take market share over time."
Blue Owl issued its full detailed presentation of its first quarter ended March 31, 2023 results, which can be viewed through the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations.
Dividend
Blue Owl declared a quarterly dividend of $0.14 per Class A Share, payable on May 31, 2023, to shareholders of record at the close of business on May 19, 2023.
Quarterly Investor Call Details:
Blue Owl will host its first quarter 2023 investor call via public webcast on May 4, 2023 at 8:30 a.m. ET. To register, please visit the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations.
The conference call may be accessed by dialing +1 (888) 330-2454 (U.S. callers) or +1 (240) 789-2714 (non-U.S. callers); conference ID 4153114. For those unable to listen to the live broadcast, there will be a webcast replay available on the Investor Resources section of Blue Owl’s website.
About Blue Owl
Blue Owl is a global alternative asset manager with $144.4 billion of assets under management as of March 31, 2023. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with decades of experience building alternative investment businesses. Blue Owl employs over 570 people across 10 offices globally.
Forward Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.
Investor Contact
Ann Dai
Head of Investor Relations
blueowlir@blueowl.com
Media Contact
Nick Theccanat
Principal, Corporate Communications & Public Policy
Nick.Theccanat@blueowl.com